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                                                                    Exhibit 21.1

                         Subsidiaries of the Registrant
                         ------------------------------

Subsidiaries:


         Immunex Manufacturing Corporation
         Incorporated in the State of Washington
         51 University Street
         Seattle, WA 98101

         Immunex Rhode Island Corporation
         40 Technology Way
         West Greenwich, RI 02817